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                                                                   EXHIBIT 10.14

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

         This Membership Interest Purchase agreement is made this 13th day of January, 2005, between Nicholas J. Sconzo of 210 A Meadowlands Parkway, Secaucus, New Jersey 07094 (the "Seller"), and U.S. MedSys Corp., of 411 Route 17 South, Hasbrouck Heights, New Jersey 07604 (the "Purchaser").

                                    RECITALS

         A. The Seller is the record owner and holder of 85% of the outstanding Membership Interest in PMC Ocular Network LLC (the "Company"), a New Jersey Limited Liability Company.

         B. The Purchaser desires to purchase a majority of the outstanding Membership Interest in the Company from Seller and Seller desires to sell such to the Purchaser, upon the terms and subject to the conditions set forth in this agreement.

         In consideration of the matters described above, and of the mutual benefits and obligations set forth in this agreement, the parties agree as follows:

                                   SECTION ONE
                                PURCHASE AND SALE

         Subject to the terms and conditions set forth below, at the closing of the transaction contemplated by this agreement, Seller shall sell, convey, transfer, and deliver to Purchaser a portion of Seller's Membership Interest in the Company equal to a 51% Membership Interest in the Company. As a result, the Seller shall own a 34% Membership Interest in the Company and the Purchaser shall own a 51% Membership Interest in the Company.

         The closing of the transactions contemplated by this agreement (the "Closing"), shall be held at 411 Route 17 South, Hasbrouck Heights, New Jersey, on January 13, 2005 at 8:00 a.m., or such other place, date and time as the parties to this agreement may otherwise agree.

                                   SECTION TWO
                                     PAYMENT

         As consideration for the purchase and sale of the 51% Membership interest, Purchaser shall pay to Seller an aggregate of $400,000, in the following manner:

         The deposit of $250,000 that was delivered to Seller in December 2004 shall apply be applied to the total purchase price on the date of Closing.


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         The balance of $150,000 shall be paid to Seller on the date that the
Company files an application with the New Jersey Department of Health and Senior Services for approval as an Organized Delivery System.

                                  SECTION THREE
                                     OPTION

         A. After Closing, the Purchaser will have a controlling interest in the Company , and the Company will be a majority-owned subsidiary of Purchaser. The Seller shall remain continue to serve as the Managing Member.

         B. So long as the Purchaser maintains its controlling interest, the Purchaser may increase its Membership Interest in 6% increments, up to an additional 24% Membership Interest, in exchange for $250,000 for each 6% Membership Interest. In the event that the Purchase elects to exercise this option, then for each 6% increment Purchaser elects to acquire, the Seller shall return to the Company a portion of Seller's Membership Interest equal to 6%, and the Company shall transfer the 6% interest to the Purchaser in exchange for $250,000. Any and all such amounts paid by the Purchaser shall inure to the benefit of the Company, not the Seller, and shall be accounted for by the Company in accordance with the procedures set forth in the Company's Operating Agreement (defined in Section 4, Part B, below).

                                  SECTION FOUR
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller warrants and represents:

         A. ORGANIZATION AND STANDING OF THE COMPANY. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of New Jersey and has the corporate power and authority to carry on its business as it is now being conducted.

         B. COMPANY OPERATING AGREEMENT. The Company and each of its Members are parties to a Limited Liability Company Operating Agreement dated September 8, 2004 (the ("Operating Agreement"). Seller has provided Purchaser with a copy of the Operating Agreement, and the transfer of Membership Interests from Seller to Purchaser is being made in accordance with the provisions of the Operating Agreement.

         C. FINANCIAL CONDITION OF THE COMPANY. Except for the relationships and contracts described in Section Four, Part E, below, the Company has no material assets or liabilities.

         D. OWNERSHIP OF MEMBERSHIP INTERESTS. Seller is the lawful owner of the Membership Interests, free and clear of all security interests, liens, encumbrances, equities and other charges.


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         E EXISTING RELATIONSHIPS OF THE COMPANY. The Company is a party to a
Network Participation and Administration Agreement dated December 27, 2004, with Wills Eye Surgical Network, LLC. A copy of the contract is attached hereto as Exhibit A is valid and enforceable by and between the Company and Wills Eye Surgical Network, LLC.

         F AUTHORITY. This agreement has been duly authorized and validly executed and delivered by Seller and is a valid and binding agreement of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         G. ABSENCE OF CONFLICTS. The execution and delivery of this agreement and any other agreements executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Seller or (a) violate any provision of any indenture, instrument or agreement to which Seller is a party or is subject, or by which Seller or any of its assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Seller to any third party; or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Seller is subject or to which any of its assets, operations or management may be subject.

                                  SECTION FIVE
               PURCHASER'S CONSENT TO COMPANY OPERATING AGREEMENT

         At Closing, and without further action by the Purchaser, Purchaser shall assume and be bound to the terms of the Operating Agreement.

                                   SECTION SIX
                      MUTUAL REPRESENTATIONS AND WARRANTIES

         Seller and Purchaser represent and warrant that there has been no act or omission by Seller, Purchaser or the Company which would give rise to any valid claim against any of the parties to this agreement for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated by this agreement.

                                  SECTION SEVEN
                               GENERAL PROVISIONS

         A. ENTIRE AGREEMENT. This agreement (including any attached exhibits and any written amendments executed by the parties) constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties to this agreement with respect to the subject matter of this agreement.


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         B. HEADINGS. The section and paragraph headings in this agreement are for reference purposes only and shall not affect the meaning or interpretation of this agreement.

         C. GOVERNING LAW. This agreement, and all transactions contemplated by it, shall be governed by, construed and enforced in accordance with the laws of New Jersey. The parties waive trial by jury and agree to submit to binding arbitration before an arbitrator of the American Arbitration Association located in Essex County, New Jersey. If arbitration results from or arises out of this agreement or the performance of it, the parties agree to reimburse the prevailing party's reasonable attorney's fees, costs, and all other expenses, in addition to any other relief to which the prevailing party may be entitled.

"Seller"                            "Purchaser"

Nicholas J. Sconzo                  US MedSys Corp.

/s/ Nicholas J. Sconzo              /s/ Thomas H. King
-------------------------           ---------------------------
                                    Thomas H. King, CEO



The undersigned hereby consent to the transfer of Membership Interests contemplated by this Agreement:

Michael Fuoco
(5% Membership Interest)

/s/ Michael Fuoco
-------------------------


Visionary Medical Consulting Corp.
(10% Membership Interest)

/s/ Robert Rustico
-------------------------
Robert Rustico, President

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